UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2016

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 23, 2016, Fastenal Company (the 'Company') signed an agreement to lease a significant number of industrial vending lockers to one of our customers. This agreement will primarily involve lockers for 'check-in/check-out' activities. We expect to purchase most of the lockers that will be subject to this lease in the second and third quarters of 2016. During the 2011 to 2014 time frame, we rapidly expanded our deployment of distribution automation and industrial vending. This caused our net capital expenditures to increase, relative to net earnings, from previous years. In 2015, our net capital expenditures decreased, in both absolute dollar terms and as a percentage of net earnings, when compared to the 2011 to 2014 time frame, due to the moderation of this deployment. We indicated in our 2015 Annual Report on Form 10-K that we expected a further reduction in the net capital expenditures for 2016. Due to the signing of our new locker agreement, we now anticipate our capital expenditures will increase, in both absolute dollar terms and as a percentage of net earnings, for 2016 when compared to 2015. We plan to fund this increase, as well as some of our previously planned capital expenditures, with the proceeds of a private placement of debt.
Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; metals, alloys and materials; and office supplies.
Fastenal operates approximately 2,600 stores located primarily in North America with additional locations in Asia, Europe, Central and South America, and Africa. The Company operates 14 distribution centers in North America; eleven in the United States - Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, and Kansas, and three outside the United States - Ontario, Canada; Alberta, Canada; and Nuevo Leon, Mexico.
This item contains statements that are not historical in nature and that are intended to be, and are hereby identified as, "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations as to capital expenditures in 2016 and the funding of those capital expenditures. A discussion of factors that could cause our actual results to differ from those discussed in such forward looking statements, is included in the Company's filings with the SEC, including our most recent annual and quarterly reports. Each forward looking statement speaks only as of the date on which such statement is made and we undertake no obligation to update any such statement to reflect events or circumstances arising after such date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

February 29, 2016	/s/ Sheryl A. Lisowski
(Date)	Sheryl A. Lisowski
Interim Chief Financial Officer, Controller, and Chief Accounting Officer